Exhibit 107

Calculation of Filing Fee Table

Form F-1
(Form Type)

Boqii Holding Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees Paid	Equity	Class A ordinary shares, par value $0.16 per share	Rule 457(c)	1,875,006	$3.04	$5,700,018.24	$153.10 per $1,000,000	$872.67
	Total Offering Amount					$5,700,018.24		$872.67
	Total Fees Previously Paid							$701.35
	Total Fee Offsets							N/A
	Net Fee Due							$171.32

(1)	All of the Class A ordinary shares to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares, on The New York Stock Exchange American on July 15, 2025. This calculation is in accordance with Rule 457(c).